Exhibit 99.2


                       MidAmerican Energy Holdings Company
                           666 Grand Avenue, Suite 500
                             Des Moines, Iowa 50309





October 1, 2008

Charles Berardesco
Vice President and Deputy General Counsel
Constellation Energy Group, Inc.
750 E. Pratt Street
Baltimore, Maryland  21202

Re:   Waiver of Limited Due Diligence Termination Right
      -------------------------------------------------

Dear Charles:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of September 19, 2008 (the "Merger Agreement"), by and among Constellation Energy Group, Inc., a Maryland corporation (the "Company"), MidAmerican Energy Holdings Company, an Iowa corporation (the "Parent"), and MEHC Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (the "Merger Sub"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

Parent hereby waives the right to terminate the Merger Agreement pursuant to
Section 9.1(h) thereof. This waiver is limited in scope and shall not be deemed to waive, modify or amend any rights or obligations of the Company, Parent or Merger Sub under or pursuant to the Merger Agreement, including Parent's right to exercise the Limited Due Diligence Termination Right (as modified pursuant to Section 8.2(k) of the Merger Agreement) in determining whether the closing condition contained in Section 8.2(k) of the Merger Agreement is satisfied at the Closing.

This letter shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflicts of laws principles thereof.

                            [Signature Page Follows]

Please confirm our understanding regarding the matters set forth herein by countersigning this letter and returning a copy to us.

                                Very truly yours,

                              MIDAMERICAN ENERGY HOLDINGS COMPANY


                              By: /s/ Gregory E. Abel
                                  ----------------------------------------------
                                  Name:   Gregory E. Abel
                                  Title:  President and Chief Executive Officer



Accepted and Agreed as of October 1, 2008:

CONSTELLATION ENERGY GROUP, INC.


By:  /s/ Charles Berardesco
     --------------------------------------------------
      Name:   Charles Berardesco
      Title:  Vice President and Deputy General Counsel



cc:  Mayo A. Shattuck III
     George Stamas
     Mark Director
     Doug Anderson
     Peter Hanlon